EXHIBIT 3.2

                                    BYLAWS

                                      OF

                         INDEPENDENT FINANCIAL NETWORK


                       ARTICLE I: SHAREHOLDERS' MEETING

     Section 1.01 Annual Meeting. The annual meeting of the shareholders shall be held on the third Tuesday in April of every year at the principal office of the corporation, or at such other time or place as may be determined by the Board of Directors. At such meeting, the shareholders entitled to vote shall elect a Board of Directors and transact such other business as may legally come before the meeting.

     Section 1.02 Special Meetings. Special meetings of the shareholders of the corporation may be held at any time on request of the Chief Executive Officer, or on the request of the Board of Directors, or on demand in writing by shareholders of record holding not less than one-tenth of the stock of the corporation entitled to vote.

     Section 1.03 Voting. Each shareholder shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote outstanding in such shareholder's name on the books of the corporation.

     Section 1.04 Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law, the Articles of Incorporation, or other provision of these Bylaws. The shareholders present at a duly organized meeting may continue to transact business until adjournment, not withstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section 1.05 Notice. Written or printed notice stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 days, nor more than 50 days, before the date of the meeting, either personally or by mail, by, or at the direction of, the Chief Executive Officer, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. No business other than that specified in said notice shall be transacted at any special meeting, unless all stockholders are present either in person or by proxy, and not less than two-thirds of all stock shall consent thereto.




                                 Ex. 3.1 - 22

                             ARTICLE II: DIRECTORS

     Section 2.01 Number and Election of Directors.

(a) The Board of Directors shall consist of not more than 15 members who shall be divided into three classes, with each class consisting of one-third of the directors.

(b) The number of directors shall be set from time to time by resolution of the Board of Directors, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

(c) At each annual meeting, the shareholders shall elect directors to hold office for the term for which the director is elected and until a successor shall have been elected and qualified, subject to prior death, resignation or removal.

(d) The term of office of directors of the first class shall expire at the first annual meeting of shareholders after their election, that of the second class shall expire at the second annual meeting after their election, and that of the third class shall expire at the third annual meeting after their election. At each annual meeting the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third, succeeding annual meeting.

(e) No person shall be eligible to serve as a Director after he has attained 70 years of age.

(f) The Board of Directors may fill any vacancy that may occur on the Board of Directors by reason of death, resignation, disqualification, or from any other cause, on an interim basis. The interim Director so elected to fill the vacancy shall hold office until the next annual meeting of shareholders, and until his successor has been duly elected and has qualified. The director shall be elected by the same majority and in the same manner as provided for the annual election of directors. Any directorship to be filled by reason of any increase in the number of directors shall be filled in the same manner as if a vacancy in that position shall have occurred; provided, the Articles of Incorporation of the corporation reserve to the Board of Directors the power to so act..


     Section 2.02 Annual Meeting. The annual meeting of the Board of Directors shall be held without notice at the office of the corporation, or at such other place as the Board of Directors may designate, immediately after the adjournment of the regular meeting of the shareholders.

     Section 2.03 Special Meetings. Special meetings of the Board of Directors shall be called by the Secretary when requested by the Chief Executive Officer or any member of the Board of Directors upon no less than 48-hours' written or oral notice to each director. Special meetings of the directors shall be held at the principal office of the corporation or at any other place designated by a majority of the Board of Directors.

     Section 2.04 Quorum. A majority of the number of elected and qualified directors shall constitute a quorum for the transaction of business.




                                 Ex. 3.1 - 23

     Section 2.05 Voting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 2.06 Removal of Directors. Shareholders holding a majority of the shares then entitled to vote for election of directors, may at any annual meeting of the shareholders or at any special meeting of the shareholders called for that purpose, remove any director from office, with or without cause.

     Section 2.07 Powers of Directors. The Board of Directors shall have sole responsi-bility for the entire management of the business of the corporation. In the management and control of the property, business, and affairs of the corporation, the Board of Directors is hereby vested with all of the powers possessed by the corporation, itself, so far as this delegation of authority is not inconsistent with the Oregon Business Corporation Act, with the Articles of Incorporation of the corporation, or with these Bylaws. The Board of Directors shall have power to determine what constitutes net earnings, profits. and surplus, respectively; what amount shall be reserved for working capital and for any other purpose, and what amount shall be declared as dividends; and such determination by the Board of Directors shall be final and conclusive, except as otherwise provided by the Oregon Business Corporation Act and the Articles of Incorporation.

     Section 2.08 Compensation. The Board of Directors may fix and pay a reasonable compensation to directors in attendance at regular and special meeting of the Board of Directors.

     Section 2.09 Other Committees. In addition to an Executive Committee, the Board of Directors may appoint, from among its members, such committees as it deems appropriate. Such committees shall have such powers and perform such duties as shall be assigned to them by the Board of Directors from time to time. The Board of Directors, in the resolutions establishing any such committees, shall cover such matters as the following: committee rules of procedures, reporting to the Board of Directors, notice of committee meetings, action by unanimous consent, records, location of meetings, and other appropriate matters.

     Section 2.10 Chairman of the Board. The Board of Directors may elect one of its members to be the Chairman of the Board of Directors. The Chairman shall advise and consult with the Board and the officers of the corporation as to the determination of policy of the corporation, and shall perform such other functions and responsibilities as the Board shall designate from time to time.

     Section 2.11 Vice-Chairman of the Board. The Board of Directors may elect one of its members to be the Vice-Chairman of the Board of Directors. The Vice-Chairman shall have the power and authority of the Chairman in case of disability or absence of the Chairman, and when requested to do so by the Chairman.

                             ARTICLE III: OFFICERS

     Section 3.01 Composition. The officers of this corporation shall consist of a Chief Executive Officer/President, a Chief Operating Officer/Executive Vice President, a Chief Financial Officer/Vice President, and a Secretary, each of whom shall be elected by the Board of Directors at the annual meeting of the Board of Directors. One or more Vice-Presidents and such other officers



                                 Ex. 3.1 - 24
and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors, and any vacancies occurring in any office of this corporation may be filled by election or appointment by the Board of Directors at any special meeting. All officers shall hold their office until the next annual meeting of the Board of Directors and until their successors are elected and qualified, subject to prior death, resignation or removal. The same person may hold any two or more offices.

     Section 3.02 Chief Executive Officer/President. The Chief Executive Officer/ President of this corporation shall act as chairman at all meetings of the shareholders, and shall preside at all meetings of the Board of Directors at which there shall then be no duly-elected and acting Chairman of the Board of Directors. He shall sign certificates of stock of the corporation and all deeds, leases, contracts, mortgages, deeds of trust, and other instruments binding upon the corporation, and perform such other duties as may be required from time to time by the Board of Directors.

     Section 3.03 Vice-Presidents. The Vice-Presidents, if any, in the order of seniority or as designated by the Board of Directors or Chief Executive Officer, shall in the absence or disability of the Chief Executive Officer exercise the powers and perform the duties of the Chief Executive Officer. Each Vice-President shall also exercise such other powers and perform such other duties as shall be prescribed by the directors and such powers and duties of the Chief Executive Officer as may be designated by the Chief Executive Officer.

     Section 3.04 Secretary. The Secretary shall keep the minutes and records of all the meetings of the shareholders and directors and other official business of the corporation. The Secretary shall have the power, together with the Chief Executive Officer or Vice-President, to sign all deeds, leases, contracts, mortgages, deed of trust, certificates of stock or other documents executed by the shareholders and directors and shall perform such other duties as may be required by the Board of Directors.

     Section 3.05 Chief Financial Officer. It shall be the duty of the Chief Financial Officer to receive all moneys and funds of the corporation and to deposit the same in the bank or banks designated by the Board of Directors and in the name and to the account of the corporation. He shall keep full and accurate books of accounts; shall make such reports of such official transactions of the finances of the corporation as may from time to time be required by the Board of Directors; and shall perform such other duties as may be required by the Board of Directors.

     Section 3.06 Removal. The directors, by majority vote, at any special meeting called for that purpose, may remove any officer or director from office, with or without cause; provided, however, that no such removal shall impair the contract rights of this corporation or any person or entity.

         ARTICLE IV: SECURITIES AND REGISTRATION AND TRANSFER THEREOF

     Section 4.01 Certificates. All certificates of stock and other securities of this corporation shall be signed by the Chief Executive Officer, or his designee, and the Secretary of the corporation.




                                 Ex. 3.1 - 25

     Section 4.02 Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more Transfer Agents and one or more Registrars for the capital stock and other securities of the corporation. The signatures of the Chief Executive Office, or his designee, or a Vice-President, and the Secretary, upon a certificate may be facsimiles if the certificate is countersigned by a Transfer Agent, or registered by a
Registrar,   other  than  the  corporation   itself  or  an  employee  of  the
corporation.

     Section 4.03 Transfer. Title to a certificate and to the interest in this corporation represented thereby can be transferred only:

(a) by delivery of the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the interest represented thereby; or

(b) by delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same or the interest represented thereby, signed by the person appearing by the certificate to be the owner of the interest represented thereby. Such Assignment or power of attorney may be either in blank or to specified person.

     Section 4.04 Necessity for Registration. Prior to due presentment for registration upon the books of the corporation of a transfer of a security of this corporation, the corporation or its agent for purposes of registering transfers of its securities may treat the registered owner of the security as the person exclusively entitled to vote, to receive any notices, to receive payment of any interest on a security, or of any ordinary, extraordinary, partial-liquidating, final-liquidating, or other dividend, or of any other distribution, whether paid in cash or in securities, or in any other form, or otherwise to exercise or enjoy any or all of the rights and powers of an owner.

     Section 4.05 Closing Transfer Books. For the purpose of determining the registered owners of stock or other securities entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or to receive payment of any interest on a security, or of any ordinary, extraordinary, partial-liquidating, final-liquidating, or other dividend, or of any other distribution, whether paid in cash or in securities or in any other form, or otherwise to exercise or enjoy any or all of the rights and powers of an owner, or in order to make a determination of registered owners for any other proper purpose, the Board of Directors may provide that the transfer books shall be closed for a stated period of not more than 50 days. If the transfer books shall be closed for the purpose of determining the registered owners entitled to notice of, or to vote at, a meeting of the shareholders or an adjournment thereof, such books shall be closed for a stated period of not more than 50 days, nor less than 10 days immediately preceding such meeting.

     Section 4.06 Fixing Record Date. In lieu of closing the transfer books, the Board of Directors may fix, in advance, a record date for any determination of registered owners for which the transfer books might have been closed as provided in Section 4.05 above, such date to be not more than 50 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action which requires such determination of registered owners is to be taken.




                                 Ex. 3.1 - 26

     Section 4.07 Lost Certificates In case of the loss or destruction of a certificate of stock or other security in this corporation, a duplicate certificate may be issued in its place upon such terms as the Board of Directors shall prescribe.

                          ARTICLE V: WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder or director of the corporation by these Bylaws or the Articles of Incorporation, or by the corporation laws of the State of Oregon, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the required notice. Presence of a director at any meeting shall constitute a waiver of any notice required for such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                      ARTICLE VI: ACTION WITHOUT MEETING

     Any action required or permitted to be taken at a meeting of the shareholders or directors of this corporation, or any other action which may be taken at a meeting of the shareholders or directors, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders or directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of such shareholders or directors and may be stated as such in any articles or document filed with Corporation Commissioner of the State of Oregon, any other governmental authority or any person or entity.

                  ARTICLE VII: INDEMNIFICATION AND INSURANCE

     Section 7.01 Non-Derivative Actions. Subject to the provisions of Sections 7.03, 7.05 and 7.06 below, the corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the corporation) by reason of or arising from the fact that he is or was a director or officer of the corporation or one of its subsidiaries, or is or was serving at the request of the corporation as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if (1) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, did not know his conduct was unlawful, or (2) his act or omission giving rise to such action, suit or proceeding is ratified, adopted or confirmed by the corporation or one of its subsidiaries, or the benefit thereof received by the corporation or one of its subsidiaries. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contender or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, did not know that his conduct was unlawful; and settlement shall not constitute any evidence of any of the foregoing.




                                 Ex. 3.1 - 27

     Section 7.02 Derivative Actions. Subject to the provisions of Sections 7.03, 7.05 and 7.06, below, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of or arising from the fact that he is or was a director or officer of the corporation or one of its subsidiaries, or is or was serving at the request of the corporation as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he (1) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, or (2) his act or omission giving rise to such action or suit is ratified, adopted or confirmed by the corporation or one of its subsidiaries or the benefit thereof received by the corporation or one of it subsidiaries; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or deliberate misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

     Section 7.03 Determination of Right to Indemnification in Certain Cases. Subject to the provisions of Sections 7.05 and 7.06 below, indemnification under Sections 7.01 and 7.02 of this Article shall be made automatically by the corporation, unless either the stockholders of the corporation or a quorum of the Board of Directors consisting of directors who were not parties to such action, suit or proceeding expressly determine by majority circumstances that the person to be indemnified has not met the applicable standard of conduct set forth in Sections 7.01 or 7.02.

     Section 7.04 Indemnification of Persons Other Than Officers or Directors. Subject to the provisions of Sections 7.05 and 7.06, in the event any person not included among those referred to in Section 7.01 or 7.02 of this Article was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding of a type referred to in
Section 7.01 or 7.02 of this Article by reason of or arising from the fact that he is or was an employee or agent (including attorneys) of the corporation or one of its subsidiaries, or is or was serving at the request of the corporation as an employee or agent (including attorney) of another corporation, partnership, joint venture, trust or other enterprise, the Board of Directors of the corporation by a majority vote of a quorum (whether or not such quorum consists in whole or in part of directors who were parties to such action, suit or proceeding), or the stockholders of the corporation by a majority vote of the outstanding shares may, but shall not be required to, grant to such person a right of indemnification to the extent described in
Section 7.01 or 7.02 of this Article as if he were an officer or director referred to therein, provided that such person meets the applicable standard of conduct set forth in such Sections. Furthermore, the Board of Directors may designate by resolution in advance of any action, suit or proceeding, those employees or agents (including attorneys) who shall have all rights of indemnification granted to officers and directors under this Article.

     Section 7.05 Successful Defense. Notwithstanding any other provision of Sections 7.01, 7.02, 7.03 or 7.04 of the Article, to the extent a director, officer, employee or agent (including attorneys) is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in




                                 Ex. 3.1 - 28

Sections 7.01, 7.02 or 7.04 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

     Section 7.06 Condition Precedent to Indemnification  Under Sections 7.01,
7.02 or 7.04. Any person who desires to receive the benefits otherwise conferred by Sections 7.01, 7.02 or 7.04 of this Article shall promptly notify the corporation that he has been named a defendant to an action, suit or proceeding of a type referred to in Sections 7.01 or 7.02 and that he intends to rely upon the right of indemnification described in Sections 7.01, 7/02 or
7.04 of this Article. The notice shall be in writing and mailed, via registered or certified mail, return receipt requested, to the Chief Executive Officer of the corporation at the executive offices of the corporation or, in the event the notice is from the Chief Executive Officer, to the registered agent of the corporation. Failure to give the notice required hereby shall entitle the Board of Directors of the corporation by a majority vote of a quorum (consisting of directors who, insofar as indemnity of officers or directors is concerned, may or may not have been parties) or the stockholders of the corporation by a majority vote of the outstanding shares of the corporation to make a determination, in their sole discretion, that such failure was prejudicial to the corporation in the circumstances and that, therefore, the right to indemnification referred to in Sections 7.01, 7.02 or
7.04 of this Article shall be denied in it entirety or reduced in amount.

     Section 7.07 Undertaking. Expenses incurred by a person to be indemnified under this Article in defending a civil, criminal, administrative or investigative action, suit or proceeding (including all appeals) or threat thereof, may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in Section 7.03 upon receipt of an undertaking by or on behalf of such person to repay such expenses if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     Section 7.08 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or one of its subsidiaries, or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article or under the Oregon Business Corporation Act.

     Section 7.09 Purpose and Exclusivity. The indemnification referred to in the various Sections of this Article shall be deemed to be in addition to, and not in lieu of, any other rights to which those indemnified may be entitled under any statute, rule of law or equity, agreement, vote of the stockholders or Board of Directors, or otherwise. The purpose of this Article is to augment, pursuant to ORS 57.260 (3) the other provisions of ORS 57.260, and ORS 57.255.

     Section 7.10 Severability. If any part of this Article shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining parts shall not be affected.




                                 Ex. 3.1 - 29

                           ARTICLE VIII: AMENDMENTS

     The Bylaws of this corporation may be altered, amended or repealed by the directors or the shareholders at any regular meeting or at any special meeting, or at any special meeting called for that purpose, provided notice of the proposed change is given in the notice of the meeting or notice thereof is waived in writing.

                           ARTICLE IX: CONSTRUCTION

     In construing these Bylaws, it is understood that, if the context so requires, the masculine pronoun shall be taken to mean and include the feminine.

                      ARTICLE X: OREGON CONTROL SHARE ACT

     This corporation shall be subject to the Oregon Control Share Act, ORS 60.801-60.816.

      ADOPTED BY THE BOARD OF DIRECTORS ON THE ____ DAY OF___________, 2000.


                                    INDEPENDENT FINANCIAL NETWORK, INC.


                                    By: ______________________________________
                                        SECRETARY

                     ARTICLE XI: OREGON CONTROL SHARE ACT

     The Corporation hereby elects, in accordance with ORS 60.804, that ORS 60.801-60.816 shall not apply to the acquisition of the corporation's voting shares.




                                 Ex. 3.1 - 30